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                                                                     Exhibit (6)


                                DISTRIBUTION AGREEMENT
                                          OF
                                HERITAGE INCOME TRUST


              This Distribution Agreement is made this ____ day of _________________, 1989, by and between Heritage Income Trust, a
     Massachusetts business trust (the "Trust"), and Raymond James & Associates, Inc. ("Raymond James").

              WHEREAS, the Trust is registered as an open-end, diversified investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered and intends to register the shares (the "Shares") of beneficial interest of its distinct portfolios now existing or hereafter created (the "Portfolios") for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"), and various state securities laws; and

              WHEREAS, the Trust  wishes to retain Raymond James as  the Trust's
     Distributor in connection with the offering and sale of the Shares and to furnish certain other services to the Trust as specified in this Agreement; and

              WHEREAS, this Agreement has been approved by a vote of the Trust's Board of Trustees and certain disinterested Trustees in conformity with Paragraph (b)(2) of Rule 12b-1 under the 1940 Act; and

              WHEREAS, Raymond James is willing to act as Distributor and to furnish such services on the terms and conditions hereinafter set forth;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

              1. The Trust hereby appoints Raymond James as Distributor in connection with the offering and sale of the Shares. The Trust authorizes Raymond James as exclusive agent for the Trust, subject to applicable federal and state law and the Declaration of Trust, Bylaws and current Prospectus and Statement of Additional Information of the Trust: (a) to promote the Trust; (b) to solicit orders for the purchase of the Shares subject to such terms and conditions as the Trust may specify; and (c) to accept orders for the purchase of the Shares on behalf of the Trust. Raymond James shall offer the Shares on an agency or "best efforts" basis under which the Trust shall only issue such Shares as are actually sold.

              2. The public offering price of the Shares of a Portfolio of the Trust shall be the net asset value per share (as determined by the Trust) of the outstanding Shares of that Portfolio plus a sales charge as set forth in the Trust's current Prospectus. The Trust shall made available to Raymond James a statement of each computation of net asset value of each Portfolio and of the details entering into such computation.
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              3.      As  compensation  for  the  services   performed  and  the
     expenses assumed by Raymond James under this Agreement including, but not limited to, any commissions paid for sales of Shares, the Trust shall pay Raymond James, as promptly as possible after the last day of each month, a fee, accrued daily, of 0.25% per annum of each Portfolio's average daily net assets. The first payment of the fee shall be made as promptly as possible at the end of the month in which the Trust commences operations and shall constitute a full payment of the fee due Raymond James for all services prior to that date. If this Agreement is terminated as of any date not the last of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of each Portfolio in the period from the beginning of such month to such date of termination, and shall be that portion of such average daily net assets as the number of days in such period bears to the number of days in such month. Each such payment shall be accompanied by a report of the Trust prepared either by the Trust or its transfer agent that shall show the amount properly payable to Raymond James under this Agreement and the detailed computation thereof. Raymond James shall also receive the sales load set forth in the Trust's current prospectus.

              4. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean the form of Prospectus and Statement of Additional Information filed by the Trust as part of the Registration Statement.

              5. Raymond James shall finance activity which is intended to result in the sale and retention of Shares of each Portfolio including, but not limited to, advertising, salaries and other expenses of the
     Distributor relating to selling or servicing efforts, expenses of organizing and conducting sales seminars, printing of Prospectuses and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature and payments to dealers whose customers purchase Shares. In connection with such sales and offers of sale, the Trust and the Portfolios shall not be responsible in any way for any other information, statements or representations given or made by Raymond James or its representatives or agents, except such information and make only such statements or representations as are contained in the Prospectus or in information furnished in writing to Raymond James by the Trust. Except as specifically provided in this Agreement, the Trust and the Portfolios shall bear none of the expenses of Raymond James in connection with its offer and sale of the Shares.

              6. The Trust agrees, at its own expense, to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, amendments, reports and other documents as may be necessary to maintain the Registration Statement. The Trust shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of

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     Additional Information and other materials  required by law and  such other expenses, including printing and mailing expenses, related to the Trust's communications with persons who are shareholders of the Trust.

              7.      The Trust  agrees to indemnify,  defend and hold  harmless
     Raymond James, its several officers and directors, and any person who controls Raymond James within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Raymond James, its officers or Trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect Raymond James against any liability to the Trust or its shareholders to which Raymond James would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

              8. Raymond James agrees to indemnify, defend and hold harmless the Trust and its Portfolios, its several officers and directors, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by Raymond James to the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading.

              9. The Trust reserves the right at any time to withdraw all offerings of the Shares of any or all Portfolios by written notice to the Distributor at its principal office.

              10. The Trust shall not issue certificates representing Shares unless requested by a shareholder. If such request is transmitted through Raymond James, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denominations as Raymond James shall from time to time direct.

              11. Raymond James at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares of any

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     Portfolio by  Raymond  James  shall  be  at the  net  asset  value  of  the applicable Portfolio next determined after a repurchase order has been received. On each business day, Raymond James shall notify by telex or in writing the Trust and the Trust's transfer agent of the orders for repurchase of shares received by Raymond James since the last such report, the amount to be paid for such Shares, and the identity of shareholders offering Shares for repurchase. Upon such notice, the Trust shall pay Raymond James such amounts as are required by Raymond James for the repurchase of such shares in cash or in the form of a credit against moneys due the Trust from Raymond James as proceeds from the sale of Shares. Raymond James will receive no commission or other remuneration for repurchasing Shares other than the compensation set forth in paragraph 3
     hereof  or  service   fees  charged  to  its  customers  for  processing  a
     redemption order. The Trust reserves the right to suspend such purchases with respect to any or all Portfolios upon written notice to Raymond
     James. Raymond James further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

              12. Raymond James is an independent contractor and shall be agent for the Trust only with respect to the sale and repurchase of the Shares.

              13. The services of Raymond James to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

              14.     Raymond  James shall  prepare  reports  for the  Board  of
     Trustees  of  the   Trust  upon  request  showing   information  concerning
     expenditures related to this Agreement.

              15. As used in this Agreement, the term "net asset value" shall have the meaning ascribed to it in the Trust's Declaration of Trust; and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by
     Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

              16. With respect to any or all Portfolios, this Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Trust or by Raymond James on 60 days' written notice to the other party. The Trust may effect such termination with respect to any or all Portfolios by a vote of (i) a majority of the Trust's Board of Trustees, (ii) a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Trust's Distribution Plan pursuant to Rule 12b-1 under the 1940 Act in this Agreement or in any agreement related to the Trust's Distribution Plan (the "Rule 12b-1 Trustees"), or (iii) a majority of the outstanding voting securities of the Trust or the applicable Portfolio.

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              17.     This Agreement will remain  in effect  for two years  from the date of its execution and from year to year thereafter, provided that it is specifically approved annually (i) by a majority vote of the Trust's Board of Trustees, and (ii) by the vote of a majority of the Rule 12b-1 Trustees of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.


     Dated:_____________________, 1989


     Attest:                                HERITAGE INCOME TRUST


     By:_________________________           By:_____________________________



     Attest:                                RAYMOND JAMES & ASSOCIATES, INC.

     By:_________________________           By:_____________________________





























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